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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report:      November  9, 1998



                             AM COMMUNICATIONS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



Delaware                           0-9856                     23-1922958
--------                           ------                     ----------
(State or other           (Commission File No.)            (I.R.S. Employer
jurisdiction of                                            Identification No.)
incorporation or
organization)



                             100 Commerce Boulevard
                         Quakertown, Pennsylvania 18951
                    ----------------------------------------
                    (Address of Principal Executive Offices)


Registrant's Telephone Number, Including Area Code: 215-538-8700
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Item 1:  Changes in Control of Registrant

         On November 2, 1998, the Alvin Hoffman Revocable Trust UAD 2/28/86 entered into the Voting Trust and Share Price Participation Agreement dated November 2, 1998 (the "Voting Trust"), with Javad (Jay) K. Hassan as voting trustee (the "Voting Trustee"), and pursuant thereto deposited with the Voting Trustee 14,391,837 shares of the common stock of the Registrant, constituting 46.3% of the issued and outstanding shares of the Registrant's common stock. Pursuant to the terms of the Voting Trust, the Voting Trustee is entitled, for the term of the Voting Trust, to exercise all voting rights with respect to such shares. Accordingly, management believes that, while Alvin Hoffman, the settlor of the Alvin Hoffman Revocable Trust UAD 2/28/86, remains a beneficial owner of such shares, the transfer of voting rights with respect to such shares has resulted in a change in control of the Registrant from Mr. Hoffman to Mr. Hassan.

         Neither Mr. Hoffman nor the Alvin Hoffman Revocable Trust UAD 2/28/86 received any consideration for the above-described transfer of voting rights.

         Mr. Hassan, on the same date, entered into a Services Agreement with the Registrant pursuant to which Mr. Hassan (i) was appointed to the Registrant's Board of Directors and elected to serve as its Chairman of the Board, (ii) agreed to assume the duties and responsibilities described therein, and (iii) was granted, subject to approval of the Registrant's 1998 Stock Option Plan by the Registrant's shareholders, an option to acquire 5,000,000 shares of the Registrant's Common Stock, at a per share exercise price equal to the fair market value of the stock on the date of grant.

         On the same date, Network Systems and Technologies (P) Ltd. ("NeST"), an affiliate of Mr. Hassan which is located in Trivandrum, India, entered into a Consulting Services Agreement with the Registrant. Pursuant to this Agreement, NeST will provide technical engineering services to the Registrant, including without limitation hardware and software design. The Registrant has the option of paying for such services either in cash or in warrants to purchase shares of the Registrant's Common Stock.




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Item 7:  Financial Statements and Exhibits.

         Exhibit 9.1:      Voting Trust and Share Price Participation
                           Agreement

         Exhibit 10.1: Services Agreement between the Registrant and Jay Hassan

         Exhibit 10.2: Consulting Services Agreement between the Registrant and NeST



                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:          November  9, 1998


                                              AM COMMUNICATIONS, INC.


                                              By: /s/ Keith D. Schneck
                                                  -----------------------------
                                                  Keith D. Schneck
                                                  President











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